EXHIBIT 10.69

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of September 4, 2009 between AMARILLO BIOSCIENCES, INC., a Texas corporation (“ABI”), and Biotech Financial, Inc. (“Consultant”), a company providing consulting services from Gary W. Coy (“Coy”).

WHEREAS, ABI wishes to engage the services of Consultant and Consultant wishes to provide services to ABI all on the terms and conditions hereinafter set forth;

THEREFORE, in consideration of these presents and for other good and valuable consideration the receipt and sufficiency of which are evidenced by the execution hereof, the parties hereby agree as follows:

       1.  This Agreement shall be in force from the date shown above, for a period of 12 months unless both parties agree to extend the term.  Consultant shall be compensated at the rate of $75 per hour in cash or in ABI common stock (AMAR.OB), which stock shall be registered by ABI on form S-8, or other suitable registration statement.   The Consultant shall submit billing monthly to ABI for services through  the last day of each month based on the closing price of the stock (OTCBB) on the last business day of each month and be paid in cash or stock at the option of ABI.   ABI is required to deposit payment by check in the mail within five (5) business days of receipt of the billing invoice; and in the case of stock payments, to request issuance of the compensatory shares within five (5) business days of receipt of the billing invoice.

2.  Consultant shall render consulting services as and when requested by ABI, subject to Consultant’s availability in the areas of accounting, financial management, Sarbanes-Oxley compliance, investor relations, and employee training.

3.  In consideration of the promises made by each party under this Agreement, ABI and Coy hereby stipulate and agree as follows:

 A.           With regard to Section 8.02 of the Employment Contract between ABI and Coy dated April 15, 2006, the options described in Sections 8.02a, b, and c remain in full force and effect, according to the terms thereof, until they shall expire on the expiration dates specified in said Section 8.02; and

B.           As to the options specified in Section 8.02d of said Employment Contract, which did not vest prior to Coy’s resignation from employment with ABI, the parties stipulate and agree that they shall be vested immediately upon execution of this Agreement.

C.           The options granted by ABI to Coy on April 30, 2009, to purchase 350,000 shares of the Company’s common stock at $0.125 shall remain in full force and effect according to their terms and according to the terms of the 2009-A Officers, Directors, Employees, and Consultants Non-Qualified Stock Option Plan (the “Plan”); and in connection therewith, Coy’s continued active association with the Company as a consultant shall be deemed to satisfy the requirements contained in Section 2.04 of the Plan and Article II of the Stock Option Agreement evidencing such options, requiring continued association with the Company as a pre-condition to exercise of the options; provided however, that for this purpose, “continued active association with the Company” shall mean the continuing satisfaction of both of the following criteria: (1) his continued availability to the Company as a consultant, based on reasonable availability and response times, as may be determined or certified by the President of the Company from time to time; and (2) the actual rendering by Mr. Coy of consulting services to the Company within the last six months preceding any exercise of such options.

4.           Consultant acknowledges that he is a consultant and independent contractor entitled to reimbursement for pre-approved travel expenses incurred while conducting business for ABI and that he will not be entitled to fringe benefits or any compensation other than that hereinbefore provided and Consultant hereby agrees and undertakes to fully and timely pay all federal income tax withholdings, self-employment tax and any other items payable with respect to the compensation received by him from ABI.

5.           This Consulting Agreement supercedes in its entirety any current or prior Consulting Agreement between ABI and Consultant.

AMARILLO BIOSCIENCES, INC.                                                                          BIOTECH FINANCIAL, INC.

By: /s/ Joseph M. Cummins                                                                                     By:  /s/ Gary W. Coy
Joseph M. Cummins,                                                                                                        Gary W. Coy
President and CEO                                                                                                            President

         September 4, 2009                                                                                               September 4, 2009
Date                                                                                                      Date

                                                                                                         /s/ Gary W. Coy
        Gary W. Coy (Individually)

                                                                                                              September 4, 2009
        Date